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                                   EXHIBIT 22

                          PEOPLES SAVINGS BANK OF TROY
                             635 SOUTH MARKET STREET
                                TROY, OHIO 45373
                                 (937) 339-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 2001 Annual Meeting of Shareholders of Peoples Savings Bank of Troy ("Peoples") will be held at Market Square Community Room, 405 S.W. Public Square, Troy, Ohio 45373, on October 31, 2001, at 3:00 p.m., Eastern Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Prospectus/Proxy
Statement:

                  1. To elect three directors of Peoples for terms expiring in 2004;

                  2. To fix the cash compensation of directors of Peoples for the 2001-2002 fiscal year;

                  3.       To adopt the Peoples 2001 Stock Option and Incentive
                           Plan;

                  4. To adopt the Agreement of Merger dated August 27, 2001, by and among Peoples Ohio Financial Corporation, Peoples and Peoples Merger Corp.; and

                  5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of Peoples of record at the close of business on September 14, 2001, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Prospectus/Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                              By Order of the Board of Directors





September __, 2001                            Linda Daniel, Secretary